UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2004

IndyMac ABS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-120706	95-4685267
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

155 North Lake Avenue		91101
Pasadena, California
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 535-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01 Other Events.

     The consolidated financial statements of Ambac Assurance Corporation (“Ambac”) and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2004; Commission File No. 1-10777); the unaudited consolidated financial statements of Ambac and subsidiaries as of March 31, 2004 and for the periods ended March 31, 2004 and March 31, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2004 (which was filed with the Commission on May 10, 2004); the unaudited consolidated financial statements of Ambac and subsidiaries as of June 30, 2004 and for the three and six month periods ended June 30, 2004 and June 30, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2004 (which was filed with the Commission on August 9, 2004); the unaudited consolidated financial statements of Ambac and subsidiaries as of September 30, 2004 and for the three and nine month periods ended September 30, 2004 and September 30, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2004 (which was filed with the Commission on November 9, 2004) and the Current Reports on Form 8-K filed with the Commission on April 22, 2004, July 22, 2004, August 20, 2004, October 20, 2004 and November 12, 2004 as they relate to Ambac, are hereby incorporated by reference into this registration statement (Commission File No. 333-1200706 and the prospectus supplement).

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ambac Assurance Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC ABS, INC. (Registrant)
Date: December 20, 2004	By:	/s/ Victor H. Woodworth
Victor H. Woodworth
Vice President and Senior Counsel

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Exhibit Index

Exhibit No.	Description	Page No.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ambac Assurance Corporation	8